NEWS RELEASE
For Immediate Release:
November 12, 2025

Sterling Announces Authorization of a New $400 Million Stock Repurchase Program

THE WOODLANDS, TX – November 12, 2025 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that its Board of Directors (the "Board") authorized a new stock repurchase program. Under the new program, which becomes effective today, Sterling may repurchase up to $400 million of its outstanding common stock over the next 24 months. The new program replaces the Company’s previous repurchase program, which was set to expire on December 5, 2025. There was $81 million of remaining capacity under the previous program at the effective time of replacement.
The timing and amount of any share repurchases will be at the discretion of management and will depend on a variety of factors. Share repurchases under the program may be made from time to time through transactions in the open market, in privately negotiated transactions or by other means in accordance with applicable laws. The share repurchase program does not obligate the Company to repurchase any shares and the Company’s Board of Directors may modify, increase, suspend or terminate the repurchase program at any time.
CEO Remarks
“This expanded share repurchase authorization reflects our continued confidence in Sterling’s outlook,” stated Joe Cutillo, Sterling’s CEO. “With our strong balance sheet and cash flow, we are well-positioned to pursue a balanced capital allocation strategy that supports our investments in organic growth and strategic acquisitions, while returning capital to shareholders. We will continue to pursue an opportunistic approach to share repurchases.”
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services and mission-critical electrical services for data centers, semiconductor fabrication, manufacturing, distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, plumbing services, and surveys for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.

Joe Cutillo, CEO, "We build and service the infrastructure that enables our economy to run, our people to move and our country to grow."

Important Information for Investors and Stockholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795